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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 28, 2002

                                  ODETICS, INC.
               (Exact Name of Registrant as Specified in Charter)


              Delaware                    001-08762                95-2588496
-------------------------------  ------------------------  ---------------------
(State or Other Jurisdiction of  (Commission File Number)   (IRS Employer
           Incorporation)                                    Identification No.)


             1515 South Manchester Avenue, Anaheim, California 92802
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               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (714) 774-5000
                                                            -------------

                                 Not Applicable
               -------------------------------------------------
          (Former Name or Former Address, if Changed since Last Report)

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Item 2.     Acquisition or Disposition of Assets

      On May 28, 2002, Odetics, Inc. ("Odetics") closed the sale and leaseback (the "Sale-Leaseback") of its headquarters and principal operating facilities in Anaheim, California (the "Property") to 1515 South Manchester, LLC. The Sale-Leaseback was consummated pursuant to a Purchase and Sale Agreement and two leases between Odetics and 1515 South Manchester, LLC, pursuant to which Odetics sold the Property for $22.6 million and will continue to lease one of the three buildings located on the Property for an initial ten-year period at a rate of $152,150 per month and a second building located on the Property for a period of 30 months at a rate of approximately $57,553 per month.

      The Property was purchased by Odetics in 1984 and subsequently renovated. The Property contains approximately 257,900 square feet situated on approximately 14 acres of land. The Property houses Odetics' corporate and administrative offices, as well as the operations of its subsidiaries, MAXxess Systems, Inc., Broadcast, Inc., Zyfer, Inc. and Iteris, Inc.

Item 7.     Exhibits

      (a)   Not Applicable.

      (b) Pursuant to Item 7 of Form 8-K, the financial information required by Item 7(b) will be filed by amendment within 60 days of the date of this filing.

      (c)   Exhibits

            2.1 Amended and Restated Agreement of Purchase and Sale and Escrow Instructions, dated February 19, 2002, by and between Odetics, Inc. and 1515 South Manchester, LLC.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 10, 2002
                                           ODETICS, INC.,
                                           a Delaware corporation

                                           By:  /s/ Gregory A. Miner
                                              --------------------------------
                                                Gregory A. Miner
                                                Chief Executive Officer
                                                and Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibits    Description

2.1 Amended and Restated Agreement of Purchase and Sale and Escrow Instructions, dated February 19, 2002, by and between Odetics, Inc. and 1515 South Manchester, LLC.